                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 1, 2002 accompanying the financial statements of Separate Account B of The Manufacturers Life Insurance Company of New York in Post-Effective Amendment No. 3 to the Registration Statement No. 333-83023 on Form S-6 and related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.


                                             /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 23, 2002

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 28, 2002 with respect to the financial statements of The Manufacturers Life Insurance Company of New York in Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 No. 333-83023) and the related prospectus of The Manufacturers Life Insurance Company of New York.


                                             /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 2002